SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2006

PLASTINUM CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52128	20-4255141

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

245 Park Avenue
New York, New York 10167

(Address of Principal Executive Offices)        (Zip Code)

Registrant's telephone number, including area code: 212-792-4030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On September 20, 2006, Plastinum Corp. entered into a Confidentiality and Invention Assignment Agreement with Polymer Service Centre BV (“PSC”) of the Netherlands. The Agreement provides for the transfer of Plastinum’s BT30 Machine to the premises of PSC and the operation of the machine and research and development activities by PSC. Plastinum will pay PSC 40 Euros per square meter per month for housing of the machine. The parties anticipate 40-50 square meters of space will be required, but exact measurements will be determined following installation. Plastinum will also pay 95 Euros per hour for a dedicated operational person for one year and will pay an additional 125 Euros per hour for senior support personnel and 95 Euros per hour for technical support personnel for R&D support and analysis of materials on an as used basis. Plastinum will pre-pay PSC 10,000 Euros. Either party may terminate the Agreement with or without cause at any time.

Item 9.01   Financial Statements and Exhibits

(c)	Exhibits

10.1 Confidentiality and Inventions Assignment Agreement dated September 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLASTINUM CORP.

Dated: September 27, 2006	By:	/s/ Jacques Mot
Jacques Mot
President and CEO